                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 21.1

                     SUBSIDIARIES OF COINMACH SERVICE CORP.

NAME                                   JURISDICTION OF INCORPORATION
----                                   -----------------------------
Coinmach Laundry Corporation           Delaware

Coinmach Corporation                   Delaware

Super Laundry Equipment Corp.          New York

Grand Wash & Dry Launderette, Inc.     New York

American Laundry Franchising Corp.     Delaware

Appliance Warehouse of America, Inc.   Delaware

Macquilados Automaticos, SA de CV      Mexico

Automaticos, SA de CV                  Mexico